UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On January 27, 2012, Corning Natural Gas Corporation (the "Company") completed a private placement of its common stock, par value $5.00 per share, pursuant to which the Company raised aggregate gross cash proceeds of $2.0 million. The private placement was completed pursuant to the terms of a Purchase Agreement, dated as of January 23, 2012 (the "Purchase Agreement"), by and between the Company and the Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 (the "Purchaser"). The 138,889 shares of common stock issued pursuant to the Purchase Agreement (the "Common Stock") were sold at a per share cash price of $14.40. The Purchase Agreement contains customary representations and warranties of the Company and the Purchaser. No underwriting discounts or commissions were paid in connection with the private placement. The Company intends to use the net proceeds from the private placement for general corporate purposes.

In connection with the private placement, the Company entered into a Registration Rights Agreement, dated as of January 23, 2012 (the "Registration Rights Agreement"), with the Purchaser pursuant to which the Purchaser has certain demand and piggy-back registration rights with respect to the Common Stock.

The issuance and sale of the Common Stock was not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The Common Stock was offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws.

The foregoing is a summary of the terms of the Purchase Agreement and the Registration Rights Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1

Purchase Agreement, dated as of January 23, 2012, by and between Corning Natural Gas Corporation and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007

99.2

Registration Rights Agreement, dated as of January 23, 2012, by and between Corning Natural Gas Corporation and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: January 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1

Purchase Agreement, dated as of January 23, 2012, by and between Corning Natural Gas Corporation and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007

99.2

Registration Rights Agreement, dated as of January 23, 2012, by and between Corning Natural Gas Corporation and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007

Page 3.